UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2024 (October 15, 2024)

Madison Covered Call & Equity Strategy Fund

(Exact name of registrant as specified in its charter)

Delaware	811-21582	20-1379652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Science Drive, Madison, Wisconsin		53711
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code (312) 374-6930

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	MCN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Newly Constituted Board of Trustees

At a special meeting of shareholders held on October 15, 2024 (the “Special Meeting”), shareholders of Madison Covered Call & Equity Strategy Fund (the “Fund”) voted to elect five trustee nominees, including one of the Fund’s current trustees. The newly elected board of trustees includes Danielle Cupps, Gregory Dingens, Philip G. Franklin, Scott C. Jones and William Meyers (the “New Board”). The newly elected trustees and their term of service are described in detail in the Fund’s Proxy Statement filed with the Securities and Exchange Commission on August 7, 2024. It is expected that concurrent with the Transaction (as described herein), the Fund’s current board of trustees will resign and will be replaced by the New Board upon the closing of the Transaction, which is expected to occur in December 2024.

New Investment Advisory Agreement and New Sub-Advisory Agreement

Also at the Special Meeting, shareholders approved a new investment advisory agreement (the “New Advisory Agreement”) between the Fund and XA Investments LLC (“XAI”), and a new investment sub-advisory agreement (the “New Sub-Advisory Agreement” and together with the New Advisory Agreement, the “New Agreements”) among the Fund, XAI and Madison Asset Management, LLC (“Madison”).

Under the New Advisory Agreement, XAI will be responsible for the Fund’s overall management and investment strategy. Madison will continue, under the New Sub-Advisory Agreement, to provide day-to-day portfolio management for the Fund. The Fund’s investment strategy and overall fee structure to shareholders will remain unchanged.

The Transaction and Closing

The New Advisory Agreement and New Sub-Advisory Agreement will be entered into upon the closing of a transaction whereby Madison will transfer the books and records of the Fund to XAI (the “Transaction”). The Transaction is structured to comply with the non-exclusive safe harbor provisions of Section 15(f) of the 1940 Act, which allows an investment adviser to an investment company to receive payment in connection with the sale of an interest in the investment adviser which results in the assignment of an investment advisory contract with such investment company, if two conditions are satisfied. First, during the three-year period immediately following consummation of the Transaction, at least 75% of the Fund’s board must not be “interested persons” of the new or previous investment adviser. The Fund’s current board meets this requirement, as will the New Board at closing of the Transaction, with the expectation that the New Board will continue to meet this requirement for the required three-year period.

Fund Rebrand

In connection with the Transaction, the Fund will change its name to “XAI Madison Equity Premium Income Fund” upon the closing of the Transaction in December 2024. The Fund will continue to trade on the New York Stock Exchange under ticker symbol MCN.

* * *

The information disclosed under this Item 8.01, including Exhibit 99.1 hereto, shall be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated October 15, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON COVERED CALL & EQUITY STRATEGY FUND

Date: October 15, 2024	By:	/s/ Steven J. Fredricks
	Name:	Steven J. Fredricks
	Title:	Chief Legal Officer & Chief Compliance Officer

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